MASTER SELECTED DEALER AGREEMENT


                                                                          ,2004


Ladies and Gentlemen:

     In connection with registered public offerings of securities for which we are acting as manager or co-manager of an underwriting syndicate or unregistered offerings of securities for which we are acting as manager or co-manager of the initial purchasers, you may be offered the right as a selected dealer to purchase as principal a portion of such securities. This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such selected dealer group.

     1. Applicability of this Agreement. The terms and conditions of this Agreement shall be applicable to any offering of securities ("Securities"), whether pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), or exempt from registration thereunder, in respect of which Salomon Smith Barney Inc. (acting for its own account or for the account of any underwriting or similar group or syndicate) is responsible for managing or otherwise implementing the sale of the Securities to selected dealers ("Selected Dealers") and has expressly informed you that such terms and conditions shall be applicable. Any such offering of Securities to you as a Selected Dealer is hereinafter called an "Offering". In the case of any Offering where we are acting for the account of any underwriting or similar group or syndicate ("Underwriters"), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives.

     2. Conditions of Offering; Acceptance and Purchases. Any Offering will be subject to delivery of the Securities and their acceptance by us and any other Underwriters, may be subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and may be made on the basis of reservation of Securities or an allotment against subscription. We will advise you by telecopy, telex or other form of written communication ("Written Communication", which term, in the case of any Offering described in Section 3(a) or 3(b) hereof, may include a prospectus or offering circular) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and the offering date referred to in
Section 3(c) hereof) of any Offering in which you are invited to participate. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to an Offering should be sent to the appropriate Syndicate Department of Salomon Smith Barney Inc. We may close the subscription books at any time in our sole discretion without notice, and we reserve the right to reject any acceptance in whole or in part.

     Unless notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one day's prior notice to you, by wire transfer payable in immediately available funds to the order of Salomon Smith Barney Inc., in an amount equal to the Public Offering Price (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined). If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities. Unless notified otherwise by us, payment for and delivery of Securities purchased by you shall be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in a Written Communication to you from us or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date.

     3. Representations, Warranties and Agreements.

     (a) Registered Offerings. In the case of any Offering of Securities which are registered under the Securities Act ("Registered Offering"), we will make available to you as soon as practicable after sufficient copies are made available to us by the issuer of the Securities such number of copies of each preliminary prospectus and of the final prospectus relating thereto as you may reasonably request for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the applicable rules and regulations of the Securities and Exchange Commission thereunder.

     You represent and warrant that you are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses and agree that you will comply therewith. You agree to make a record of your distribution of each preliminary prospectus and when furnished with copies of any revised preliminary prospectus, you will promptly forward copies thereof to each person to whom you have theretofore distributed a preliminary prospectus.

     You agree that in purchasing Securities in a Registered Offering you will rely upon no statement whatsoever, written or oral, other than the statements in the final prospectus delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to a prospectus or by any Underwriters to give any information or to make any representation not contained in the prospectus in connection with the sale of such Securities.

     (b) Offerings Pursuant to Offering Circular. In the case of any Offering of Securities, other than a Registered Offering, which is made pursuant to an offering circular or other document comparable to a prospectus in a Registered Offering, we will make available to you as soon as practicable after sufficient copies are made available to us by the issuer of the Securities such number of copies of each preliminary offering circular and of the final offering circular relating thereto as you may reasonably request. You agree that you will comply with applicable Federal, state and other laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering circulars by brokers or dealers.

     You agree that in purchasing Securities pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the final offering circular delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriters to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities.

     (c) Offer and Sale to the Public. The Offering of Securities is made subject to the conditions referred to the prospectus or offering circular relating to the Offering and to the terms and conditions set forth in this Agreement. With respect to any Offering of Securities, we will inform you by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers and the time when you may commence selling Securities to the public. After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance to dealers. The offering price, selling concession and reallowance (if any) to dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the "Public Offering Price", the "Concession" and the "Reallowance". With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 4 hereof, you agree to offer Securities to the public only at the Public Offering Price, except that if a Reallowance is in effect, a Reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business who are either members in good standing of the NASD who agree to abide by the applicable rules of the NASD (see
Section 3(e) below) or foreign banks, dealers or institutions not eligible for membership in the NASD who represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in Section 3(e) hereof.

     (d) Over-allotment; Stabilization; Unsold Allotments. We may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. You agree that upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Public Offering Price less an amount to be determined by us not in excess of the Concession. If, prior to the later of (a) the termination of the provisions of Section 3(c) hereof with respect to any Offering, or (b) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand for the account of the Underwriters an amount equal to the Concession with respect to such Securities (unless you shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price and you have not received or been credited with any Concession, in which case we shall not be obligated to pay such Concession to you pursuant to Section 2) plus transfer taxes and broker's commissions or dealer's mark-up, if any, paid in connection with such purchase or contract to purchase.

     (e) NASD. You represent and warrant that you are actually engaged in the investment banking or securities business and either are a member in good standing of the NASD or, if you are not such a member, you are a foreign bank, dealer or institution not eligible for membership in the NASD which agrees to make no sales within the United State, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply with the NASD's interpretation with respect to free-riding and withholding. You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of the NASD's interpretation with respect to review of corporate financing as such requirements relate to such Offering.


     You agree that, in connection with any purchase or sale of the Securities wherein a selling concession, discount or other allowance is received or granted, you will (a) if you are a member of the NASD, comply with all applicable interpretive material ("IM") and Conduct Rules of the NASD, including, without limitation, IM 2110-1 (relating to Free-Riding and Withholding) and Conduct Rule 2740 (relating to Selling Concessions, Discounts and Other Allowances) or (b) if you are a foreign bank or dealer or institution not eligible for such membership, comply with IM 2110-1 and with Conduct Rules 2730 (relating to Securities Taken in Trade), 2740 (relating to Selling Concessions) and 2750 (relating to Transactions With Related Persons) as though you were such a member and Conduct Rule 2420 (relating to Dealing with Non-Members) as it applies to a non-member broker or dealer in a foreign country.

     You further agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as manager, as member of an underwriting syndicate or a selling group or otherwise), if a selling concession, discount or other allowance is granted to you, clauses (a) and (b) of the preceding paragraph will be applicable.

     (f) Relationship among Underwriters and Selected Dealers. We may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, with our consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public
Offering Price less all or any part of the Concession. We shall have full authority to take such action as we deem advisable in all matters pertaining to any Offering under this Agreement. You are not authorized to act as agent for us, any Underwriter or the issuer or other seller of any Securities in offering Securities to the public or otherwise. Neither we nor any Underwriter shall be under any obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering. Nothing contained herein or in any Written Communication from us shall constitute the Selected
Dealers an association or partners with us or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with any Offering you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers, or any of them constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

     (g) Blue Sky Laws. Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction.

     (h) Compliance with Law. You agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the issuer or other seller of such Securities), you will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Securities and Exchange Commission thereunder, the applicable rules and regulations of the NASD, the applicable rules and regulations of any securities exchange or other regulatory authority having jurisdiction over the Offering and the applicable laws, rules and regulations specified in Section 3(b) hereof. Without limiting the foregoing, (a) you agree that, at all times since you were invited to participate in an Offering of Securities, you have complied with the provisions of Regulation M applicable to such Offering, in each case after giving effect to any applicable exemptions and (b) you represent that your incurrence of obligations hereunder in connection with any Offering of Securities will not result in the violation by you of Rule 15c3-1 under the Exchange Act, if such requirements are applicable to you.

     4. Termination; Supplements and Amendments. This Agreement shall continue in full force and effect until terminated by a written instrument executed by each of the parties hereto. This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Section 3(c) hereof with regard to any Offering will terminate at the close of business on the 30th day after the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.

     5. Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in Section 1 hereof, and the respective successors and assigns of each of them.

     6. Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to or your acceptance of any reservation of any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 4 hereof; together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters, (ii) confirmation that your representations and warranties set forth in Section 3 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) in the case of any Offering described in Section 3(a) or 3(b) hereof, acknowledgment that you have requested and received from us sufficient copies of the final prospectus or offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.


                                                     Very truly yours,


                                                     Salomon Smith Barney Inc.



                                                     By:
                                                          Name:
                                                          Title:



CONFIRMED:....................................................1999

................................................................................
                      (Name of Dealer)


by:............................................................................
    Name:
    Title:


Address:
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Telephone:

Fax:
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